Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Paul G. Gabos
(727) 530-7700

LINCARE HOLDINGS INC. ANNOUNCES SECOND QUARTER

AND FIRST HALF 2005 FINANCIAL RESULTS

Clearwater, Florida (July 25, 2005) — Lincare Holdings Inc. (NASDAQ:LNCR), a leading provider of oxygen and other respiratory therapy services delivered to patients in the home, today announced financial results for the quarter and six months ended June 30, 2005.

For the quarter ended June 30, 2005, revenues were $315.2 million, similar to revenues of $315.4 million for the second quarter of 2004. Net income for the quarter ended June 30, 2005, was $50.1 million compared to net income of $67.4 million for the second quarter of 2004. Diluted earnings per share were $0.48 for the quarter ended June 30, 2005, compared with $0.64 diluted earnings per share for the comparable prior year period.

The financial results for the quarter ended June 30, 2005, were negatively impacted by reductions in Medicare reimbursement for oxygen equipment that took effect on April 1, 2005, and for respiratory medications and certain items of durable medical equipment that took effect on January 1, 2005. The Company estimates that revenues in the second quarter of 2005 were reduced by $49.6 million as a result of these Medicare price changes. These changes offset the positive effect on revenues in the second quarter of 2005 attributable to 11% internal growth and 5% acquisition growth, exclusive of the Medicare price reductions, over the comparable prior year period.

Revenues for the six months ended June 30, 2005, were $620.4 million, similar to revenues of $622.3 million for the comparable period in 2004. Net income for the six months ended June 30, 2005, was $104.7 million compared to net income of $130.3 million for the first half of 2004. Diluted earnings per share were $0.99 for the six months ended June 30, 2005, compared with $1.24 diluted earnings per share for the comparable period last year. The Company estimates that the Medicare price reductions reduced revenues in the first half of 2005 by $83.4 million.

During the second quarter of 2005, Lincare completed the acquisition of three companies with annual revenues of approximately $17.0 million. The acquired businesses were located in Iowa, Kansas and Nevada.

Lincare added 36 new operating centers in the second quarter, with 24 of those locations derived from acquisitions and 12 locations derived from internal expansion. The total number of Lincare locations expanded to 861 at the end of the second quarter.

John P. Byrnes, Lincare’s Chief Executive Officer, said, “We are pleased with Lincare’s operating and financial performance in the first half of 2005. We are experiencing strong customer growth and expanding market share in our core respiratory business. We believe that a number of business efficiencies and cost cutting programs at Lincare have given the company a competitive advantage in the marketplace. Additionally, we continue to open denovo locations in new and contiguous geographic markets and to make selective acquisitions of quality respiratory providers.” During the first half of 2005, Lincare added a total of 57 operating centers, with 23 derived from internal expansion and 34 resulting from the acquisition of nine companies with annual revenues of approximately $42.0 million.

Mr. Byrnes added, “Our financial position is strong and we achieved significant operating cash flows during the first half of 2005.” Lincare generated $182.5 million of cash from operating activities during the first half of 2005. Investments of cash during the six-month period included $49.7 million in capital expenditures and $66.8 million in business acquisition expenditures. The Company repurchased 2.1 million shares of its common stock during the second quarter for $88.5 million, bringing the total number of shares repurchased in 2005 to 3.7 million shares for a total of $155.2 million. Long-term obligations, including current maturities of bank debt, were $320.0 million and cash and short-term investments were $156.0 million at June 30, 2005.

Lincare, headquartered in Clearwater, Florida, is one of the nation’s largest providers of oxygen and other respiratory therapy services to patients in the home. The Company provides services and equipment to over 580,000 customers in 47 states.

Statements in this release concerning future results, performance or expectations are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. All forward-looking statements included in this document are based upon information available to Lincare as of the date hereof and Lincare assumes no obligation to update any such forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause Lincare’s actual results, levels of activity, performance or achievements to be materially different from any results, levels of activity, performance or achievements expressed or implied by any forward-looking statements. In some cases, forward-looking statements that involve risks and uncertainties contain terminology such as “may,” “will,” “should,” “could,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or variations of these terms or other comparable terminology.

Key factors that have an impact on Lincare’s ability to attain any estimates contained in this release include potential reductions in reimbursement rates by government and other third party payors, changes in reimbursement policies, the demand for Lincare’s products and services, the availability of appropriate acquisition candidates and Lincare’s ability to successfully complete and integrate acquisitions, efficient operations of Lincare’s existing and future operating facilities, regulation and/or regulatory action affecting Lincare or its business, economic and competitive conditions, access to borrowed and/or equity capital on favorable terms and other risks described in the filings of Lincare with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2004.

In developing its forward-looking statements, Lincare has made certain assumptions relating to reimbursement rates and policies, internal growth and acquisitions and the outcome of various legal and regulatory proceedings. If the assumptions used by Lincare differ materially from what actually occurs, then actual results could vary significantly from the performance projected in the forward-looking statements. Lincare is under no duty to update any of the forward-looking statements after the date of this release.

LINCARE HOLDINGS INC.

Financial Summary

(Unaudited)

(In thousands, except share and per share data)

	For the three months ended
	June 30, 2005	June 30, 2004
Net revenues	$315,181	$315,409
Costs and expenses:
Costs of goods and services	67,571	45,583
Operating expenses	73,901	66,500
Selling, general and administrative expenses	62,924	64,118
Bad debt expense	4,727	4,731
Depreciation expense	22,800	21,840
Amortization expense	423	381

Operating income	82,835	112,256

Interest and other expense	2,490	4,363

Income before income taxes	80,345	107,893

Income taxes	30,234	40,514

Net income	$50,111	$67,379

Basic earnings per common share	$0.50	$0.68

Diluted earnings per common share	$0.48	$0.64

Weighted average number of common shares outstanding	99,565,106	99,435,720

Weighted average number of common shares and common share equivalents outstanding	107,071,893	107,026,869

	For the six months ended
	June 30, 2005	June 30, 2004
Net revenues	$620,358	$622,280
Costs and expenses:
Costs of goods and services	124,105	91,435
Operating expenses	143,905	131,305
Selling, general and administrative expenses	124,484	128,654
Bad debt expense	9,305	9,334
Depreciation expense	44,895	43,125
Amortization expense	850	758

Operating income	172,814	217,669

Interest and other expense	4,898	8,761

Income before income taxes	167,916	208,908

Income taxes	63,187	78,596

Net income	$104,729	$130,312

Basic earnings per common share	$1.04	$1.31

Diluted earnings per common share	$0.99	$1.24

Weighted average number of common shares outstanding	100,270,594	99,236,509

Weighted average number of common shares and common share equivalents outstanding	107,910,643	106,741,424

LINCARE HOLDINGS INC.

Selected Balance Sheet Data

(Unaudited)

(In thousands)

	June 30, 2005	December 31, 2004
Cash and short-term investments	$156,031	$225,789
Accounts Receivable, Net	154,426	137,891
Current Assets	326,559	377,855
Total Assets	1,760,786	1,721,064

Long Term Obligations, including Current Maturities of Bank Debt	320,000	320,293
Stockholders’ Equity	1,179,830	1,166,325